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

FORM 10-Q

          STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                             BGS SYSTEMS, INC.

                                             For the three months ended
                                                      July 31,
                                                  1997           1996
                                              --------------------------
PRIMARY
Average shares outstanding                     6,280,390      6,253,216

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                         164,937         73,232
                                              -----------    -----------
  Total                                        6,445,327      6,326,448
                                              -----------    -----------

Net income                                   $ 2,337,113    $ 2,174,117
                                              ===========    ===========

Net income per share                         $       .36    $       .34
                                              ===========    ===========

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


                                                For the six months ended
                                                       July 31,
                                                  1997           1996
                                              --------------------------
PRIMARY
Average shares outstanding                     6,274,737      6,250,338

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                         167,584         57,840
                                              -----------    -----------
  Total                                        6,442,321      6,308,178
                                              -----------    -----------

Net income                                   $ 4,551,742    $ 4,275,747
                                             ===========    ===========

Net income per share                         $       .71    $       .68
                                             ===========    ===========

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